Exhibit 99.1
------------
                             UNITED-GUARDIAN REPORTS
                            RECORD YEAR-END EARNINGS

Hauppauge, NY, March 28, 2007 --- United-Guardian, Inc., (AMEX:UG) reported today that fiscal 2006 was yet another record year for the company, with after-tax earnings increasing by almost 5% from $2,617,483 ($0.53 per share) in 2005 to $2,737,232 ($0.55 per share) in 2006. Sales were also up slightly from $12,134,996 to $12,195,672.

Ken Globus, President of United-Guardian, stated "We are pleased to report that we have had another record year, both in sales and earnings. Much of the increase this year was attributable to increased sales of our Lubrajel(R) products for medical use, which is a market we have been looking to expand further. Based on the very strong start to this year, we are expecting Lubrajel sales to continue to increase, supplemented by some new sales that we expect to see as a result of our work with a company pursuing new markets for Cloronine(TM), one of our disinfectants. We are anticipating that 2007 will be another strong year if sales-to-date are any indication".

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

                                                     Contact: Robert S. Rubinger
                                                              (631) 273-0900


NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause Registrant's actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.

                           RESULTS FOR THE YEARS ENDED
                     DECEMBER 31, 2006 AND DECEMBER 31, 2005


INCOME STATEMENT DATA                            DECEMBER 31,       DECEMBER 31,
---------------------                                2006               2005
                                                  ----------         ----------
Revenue                                          $12,195,672        $12,134,996

Costs and expenses                                 8,470,962          8,283,181
                                                   ---------         ----------
      Income from operations                       3,724,710          3,851,815

Other income - Net                                   412,461            237,459
                                                   ---------         ----------
      Income before income taxes                   4,137,171          4,089,274

Provision for Income Taxes                         1,399,939          1,471,791
                                                   ---------          ---------
         NET INCOME                              $ 2,737,232        $ 2,617,483
                                                   =========          =========

         EARNINGS PER SHARE (Basic and Diluted)  $       .55        $       .53
                                                   =========          =========



BALANCE SHEET  DATA                                          AS OF
-------------------                                          -----
                                               DECEMBER 31,         DECEMBER 31,
                                                  2006                  2005
                                               ----------           ------------
Current Assets                                $ 14,946,869          $ 13,965,077

Property, Plant & Equipment
  (less accumulated depreciation)                  848,793               948,480

Other Asset                                        148,430               108,680
                                                ----------           -----------
    TOTAL ASSETS                              $ 15,944,092          $ 15,022,237
                                                ==========           ===========

Current Liabilities                              1,963,235             1,683,432

Other liabilities                                  755,167                59,817
                                                 ---------             ---------
    TOTAL LIABILITIES                            2,718,402             1,743,249

    TOTAL STOCKHOLDERS' EQUITY                  13,225,690            13,278,988
                                                ----------            ----------
      TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY                                 $15,944,092           $15,022,237
                                                ==========            ==========